EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statements Nos. 333-210150 and 333-217791 on Form S-8 and Registration Statement No. 333-220834 on Form S-3 of our report dated March 6, 2018, relating to the consolidated financial statements of Nuvectra Corporation and subsidiaries, appearing in this Annual Report on Form 10-K of Nuvectra Corporation for the year ended December 31, 2017.

/s/ Deloitte & Touche LLP

Dallas, Texas
March 6, 2018